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                                                                   Exhibit 10.53

                         STATE AUTO INSURANCE COMPANIES

                         QUALITY PERFORMANCE BONUS PLAN
                   (AMENDED AND RESTATED AS OF APRIL 1, 2004)


                                    ARTICLE I

The name of this Plan is the State Auto Insurance Companies Quality Performance Bonus Plan (the "Plan").

                                   ARTICLE II

The purpose of the Plan is to provide performance incentives through a bonus on base salary and overtime compensation earned ("Base Compensation") to all eligible employees (as defined below) of the State Auto Insurance Companies (the "Companies") based on performance goals as may be established from year to year by the Companies' senior management.

                                   ARTICLE III

The initial plan year is calendar year 1991.

                                   ARTICLE IV

Generally, the Plan provides for a cash bonus ("QPB") to be paid no later than 45 days after the completion of each calendar quarter in which such bonus is earned. The bonus is earned if the Companies' performance in each calendar quarter exceeds the standards set forth in the annual performance standard and payment formula addendum.

                                    ARTICLE V

Employees eligible to participate in the Plan are those regular and contract status employees who have completed two full calendar quarters of service prior to the time a QPB, if earned, is to be paid ("Eligible Employees").

An Eligible Employee must be employed, actively at work, for the entire calendar quarter in order to receive a QPB for that quarter. An Eligible Employee whose employment terminates after the end of a particular calendar quarter in which a bonus is earned but before it is paid shall be entitled to receive the QPB if the Eligible Employee was employed, actively at work, for the entire quarter for which the QPB was earned. An employee who is rehired after having been a regular employee or contract status employee for at least three consecutive months shall be eligible to receive a bonus only after having been employed as a regular employee or a contract status employee, actively at work, for an entire calendar quarter. A temporary employee is eligible to

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participate in the Plan if such employee has completed two full calendar quarters of service prior to the time a QPB, if earned, is to be paid and such employee (i) has achieved regular or contract employee status and (ii) is actively at work at the end of the quarter in which the bonus is earned.


                                   ARTICLE VI

The Plan may be modified, terminated or otherwise amended at any time by the Company's Chief Executive Officer; however, a QPB fully earned, but not yet paid, shall not be adversely affected by a modification, amendment, or termination.

                                   ARTICLE VII

Any addendums referred to in the Plan now or hereafter are hereby incorporated in this plan by reference.